SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2003

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 12.	Results of Operations and Financial Condition.

On November 18, 2003, Knology, Inc. issued a press release announcing its third quarter results. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the non-GAAP financial measure “EBITDA as adjusted,” in addition to net income or losses. EBITDA, as adjusted is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. We define EBITDA, as adjusted as operating income or loss before depreciation and amortization, reorganization expenses, asset impairment/loss on investment, non-cash stock option compensation, litigation fees and interest expense and other income and expenses, net. EBITDA, as adjusted eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of our company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted is that it does not reflect income net of interest expense, which is a significant expense of our company because of the substantial debt we incurred to acquire, upgrade and build out our broadband network.

Despite the limitations of EBITDA, as adjusted, management believes that the presentation of this operational measure is relevant and useful for investors because it allows investors to evaluate our performance by the same key financial metric used by management. EBITDA, as adjusted allows management to monitor operating performance excluding non-cash transactions, transactions that do not occur on a regular basis and transactions that do not reflect operating income and expenses. EBITDA, as adjusted is a key financial metric that is considered in our management bonus plan. In addition, EBITDA, as adjusted is commonly used in the broadband industry to analyze and compare broadband companies on the basis of operating performance, although our measure of EBITDA, as adjusted may not be directly comparable to similar measures used by other companies. EBITDA, as adjusted should not be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity, as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Date: November 18, 2003	By:	/s/ Chad S. Wachter

Chad S. Wachter
Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated November 18, 2003.

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